EXHIBITS 5 AND 23.1


Daniel B. Eng
e-mail:  eng@barteleng.com

                                January 23, 2001

Board of Directors
forestindustry.com, Inc.
2480 Kenworth Road, Suite 11
Nanaimo, BC  V9T 3Y3

     Re:  Common Stock of forestindustry.com, Inc. Registered on Form SB-2

Gentlemen:

     We act as securities counsel to forestindustry.com, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,703,866 shares of the Company's Common Stock (the "Shares"), of which 703,866 shares are outstanding and up to 1,000,000 shares may be issued upon the conversion of outstanding
Series A Preferred Stock and to be resold, as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the prospectus, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the United States.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares,

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January 23, 2001
Page 2


offered by the Selling Shareholders have been, and the Shares to be issued upon the conversion of the Series A Preferred Stock in accordance with the terms therein will be, validly issued, fully paid, and non-assessable.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement.

                                            Sincerely yours,

                                            /s/ Bartel Eng & Schroder

                                            BARTEL ENG & SCHRODER




DBE/cnh